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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK

                      NAME OF                        STATE/COUNTRY OF         % OF SHARES OWNED
                     SUBSIDIARY                        INCORPORATION         BY THE CORPORATION*
                 ------------------                 -------------------     ---------------------
          Wabash International, Inc.
             (Foreign Sales Corp.)                  U.S. Virgin Islands             100%

             Wabash National GmbH                         Germany                   100%

     Wabash National Trailer Centers, Inc                Delaware                   100%

           WNC Cloud Merger Sub, Inc                     Arkansas                   100%

        Cloud Oak Flooring Company, Inc                  Arkansas                   100%

             Wabash National L.P.                        Delaware                   100%

     Apex Trailer Leasing & Rentals, L.P.                Delaware                   100%

         Wabash National Services L.P.                   Delaware                   100%

             WTSI Technology Corp.                       Delaware                   100%

            Wabash Technology Corp.                      Delaware                   100%

             Wabash Financing LLC                        Delaware                   100%

            RoadRailer Bimodal Ltd.                   United Kingdom                100%

           RoadRailer Mercosal, Ltda                      Brazil                     50%

               Wabash do Brazil                           Brazil                    100%

RoadRailer Technology Development Company, Ltd.            China                     81%

         National Trailer Funding LLC                    Delaware                   100%

           Continental Transit Corp                       Indiana                   100%

            Europaische Trailerzug                        Germany                   100%
      Beteiligungsgessellschaft mbH (ETZ)

             Bayerische Trailerzug                        Germany                  99.89%
      Beteiligungsgessellschaft mbH (BTZ)

               FTSI Canada, Ltd.                          Canada                    100%

            Wabash Receivables, LLC                      Delaware                   100%

       WNC Receivables Management Corp.                  Delaware                   100%

        FTSI Distribution Company, L.P.                  Delaware                   100%

* Includes both direct and indirect ownership by the parent, Wabash National Corporation